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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) JUNE 30, 2003

                       APPLIED DIGITAL SOLUTIONS, INC.
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           (Exact name of registrant as specified in its charter)


              Missouri                  000-26020              43-1641533
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   (State or other jurisdiction        (Commission           (IRS Employer
       of incorporation)               File Number)        Identification No.)

      400 Royal Palm Way, Suite 410, Palm Beach, Florida        33480
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           (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: 561-805-8000





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ITEM 5.  OTHER EVENTS

     Fulfillment of Obligations to IBM Credit LLC, Securities Purchase Agreement Issuance of $10.5 Million Aggregate Principal Amount of 8.5% Convertible Exchangeable Debentures and Warrants.

     Effective April 1, 2003, Applied Digital Solutions, Inc. ("the Company") entered into a Forbearance Agreement with IBM Credit LLC ("IBM Credit"). Under the terms of the Forbearance Agreement, the Company had the right to purchase all of its outstanding debt obligations to IBM Credit, totaling approximately $99 million (including accrued interest), if the Company paid IBM Credit $30 million in cash by June 30, 2003. As of June 30, 2003, the Company has made cash payments to IBM Credit totaling $30 million and, thus, it has satisfied in full its debt obligations to IBM Credit. As a result, the Company expects to record a gain on the forgiveness of debt of approximately $69 million in the quarter ended June 30, 2003.

     Funding for the $30 million payment to IBM Credit consisted of $17.8 million in net proceeds from the sales of an aggregate of 50.0 million shares of the Company's common stock, $10.0 million in net proceeds from the issuance of the Company's 8.5% Convertible Exchangeable Debentures, and $2.2 million from cash on hand.

     The 50.0 million shares of the Company's common stock were purchased under three separate securities purchase agreements with each of Cranshire Capital, L.P. and Magellan International Ltd., dated May 8, 2003, May 22, 2003, and June 4, 2003, including 20.5 million shares purchased by Cranshire Capital, L.P. and 29.5 million shares purchased by Magellan International Ltd. The purchases resulted in net proceeds to the Company of $17.8 million, after deduction of the 3% fee to the Company's placement agent, J.P. Carey Securities, Inc.

     On June 30, 2003, the Company entered into a Securities Purchase Agreement (the "Agreement") with certain investors, collectively referred to herein as "the Purchasers." In connection with the Agreement, the Company issued to the Purchasers $10.5 million aggregate principal amount of its 8.5% Convertible Exchangeable Debentures due November 1, 2005 (the "Debentures"). Subject to the terms under the various agreements, the Debentures are convertible into shares of the Company's common stock (subject in part to shareholder approval) or exchangeable for shares of Digital Angel Corporation (AMEX:DOC) common stock owned by the Company, or a combination thereof, at the Purchasers' option. The Company currently owns
19.6 million shares of Digital Angel Corporation's common stock, or approximately 73% of the shares outstanding of Digital Angel Corporation's common stock as of June 30, 2003. The Debentures are convertible or exchangeable at any time at the option of the Purchasers. The conversion price for the Company's common stock is $0.515 per share, subject to anti-dilution provisions. The exchange price for the Digital Angel Corporation common stock held by the Company is $2.20 per share as to the first fifty percent (50%) of the original principal amount of the Debentures and $4.25 per share as to the remaining fifty percent 50% of the original principal amount, subject to anti-dilution provisions.

     In addition, the Company has granted to the Purchasers warrants to acquire approximately 5.35 million shares of the Company's common stock, or
0.95 million shares of Digital Angel Corporation's common stock currently outstanding and owned by the Company, or a combination of shares from both companies, at the Purchasers' option ("the Warrants"). The exercise prices are $0.564 and $3.178 for the Company's common stock and Digital Angel Corporation's common stock, respectively. The Warrants are subject to anti-dilution provisions, vest immediately and are exercisable through June 30, 2007. The Company has entered into a Registration Rights Agreement with the Purchasers whereby the Company has agreed to register its common shares issuable upon conversion of the Debentures and Warrants within a specified time period.



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     Among other provisions under the Agreement and the Debenture, the
Company is required to pay interest at the rate of 8.5% per annum on a quarterly basis beginning September 1, 2003 and, beginning on November 1, 2003, on a monthly basis as to the principal amount required to be redeemed each month. A final interest payment is due on the maturity date. Interest payments may be made in either cash or in shares of Digital Angel Corporation's common stock, or a combination thereof at the Company's option, subject to certain restrictions. The interest conversion rate for the Digital Angel Corporation common stock is calculated based upon 90% of the average of the lowest 10 of the 20 volume-weighted average stock prices immediately prior to the applicable interest payment date, subject to a late payment adjustment. Principal redemption payments of $0.4 million are due monthly beginning November 1, 2003. The principal redemption payments may be made in cash, the Company's common stock or Digital Angel Corporation's common stock at the Company's option, subject to certain limitations regarding the average market value and trading volume of the Digital Angel Corporation common stock. The conversion prices are based upon the lesser of
(1) ninety percent (90%) of the lowest 10 of the 20 volume-weighted average stock prices prior to the redemption date, and (2) the set prices as defined in the Agreement. The set prices are based upon the market prices of the Company's and Digital Angel Corporation's common stock on the date of the transaction.

     Subject to certain exempt transactions, including among others the issuances of shares in connection with stock options, share issuances under certain severance agreements (subject to shareholder approval), exercises of warrants currently outstanding including the Warrants, the conversion of the Debentures and issuances of shares for acquisitions or strategic investments, the Company is prohibited under the terms of the Agreement to incur, create, guarantee, assume or to otherwise become liable on account of an indebtedness other than with a federally regulated financial institution or to increase any amounts owing under any existing obligations or to issue or sell shares of its common stock or equivalents until ninety (90) days after the effective date of the registration statement registering the Company's common shares underlying the Debentures and Warrants.

     As collateral for the Debentures and under the terms of a Security Agreement, the Company and its wholly-owned subsidiary Computer Equity Corporation have granted to the Purchasers a security interest in all of their accounts receivable, and under the terms of a Pledge Agreement, the Company has granted to the Purchasers a security interest in up to 15.0 million shares of the Digital Angel Corporation common stock it currently owns.

     In connection with the Debentures, the Company incurred a placement agency fee of $430,000 and it has reimbursed one of the Purchasers $50,000 for legal, administrative, due diligence and other expenses incurred to prepare and negotiate the transaction documents.

     The Securities Purchase Agreement, the 8.5% Convertible Exchangeable Debentures due November 1, 2005, the Stock Purchase Warrant, the Amended and Restated Trust Agreement, the Security Agreement, the Pledge Agreement and the Registration Rights Agreement are included herein as exhibits.





ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         10.1 Securities Purchase Agreement among Applied Digital Solutions, Inc. and the Purchasers, dated June 30, 2003

         10.2 Form of 8.5% Convertible Exchangeable Debentures Due November 1, 2005, between Applied Digital Solutions, Inc. and each of the Purchasers

         10.3     Stock Purchase Warrant

         10.4 Amended and Restated Trust Agreement dated June 30, 2003, between Wilmington Trust Company and Applied Digital Solutions, Inc

         10.5     Security Agreement

         10.6     Pledge Agreement

         10.7     Registration Rights Agreement



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                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       APPLIED DIGITAL SOLUTIONS, INC.
                                       (Registrant)

Date:  July 9, 2003                    By: /s/ Evan C. McKeown
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                                          Evan C. McKeown
                                          Senior Vice President and Chief
                                           Financial Officer









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